September 2, 2020

Industrial Tech Acquisitions, Inc.

5090 Richmond Avenue

Suite 319

Houston, TX 77056

Re:	Registration Statement of Industrial Tech Acquisitions, Inc.

Ladies and Gentlemen:

We have acted as counsel to Industrial Tech Acquisitions, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission of (i) up to 8,625,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Public Units”), with each Unit consisting of one share (the “Public Shares”) of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”) and one redeemable warrant of the Company, each warrant entitling the holder thereof to purchase one share of Common Stock (the “Public Warrants”), (ii) an option (the “Purchase Option”) to purchase up to 230,000 units (“Purchase Option Units”), which the Company will grant to Maxim Group LLC, as representative of the underwriters (the “Representative”), and its designees, with each Purchase Option Unit consisting of one share of Common Stock (“Purchase Option Shares”) and one Warrant to purchase one share of Common Stock (“Purchase Option Warrant”); and (iii) 161,250 shares (the “Representative Shares”) of Common Stock which the Company has agreed to issue to the Representative, and its designees, pursuant to a Registration Statement on Form S-1, File No. 333-242339, initially filed by the Company with the Commission on August 7, 2020 (as amended, the “Registration Statement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants underlying the Units, of the Company may cause the number of shares of Common Stock underlying the Units, including the Common Stock issuable upon exercise of the Warrants underlying the Units, to exceed the number that remain authorized but unissued.

2. Public Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Public Shares will be validly issued, fully paid and non-assessable.

3. Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

4. Purchase Option. When the Registration Statement becomes effective under the Act, when the Purchase Option is delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, such Purchase Option will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) with respect to the Purchase Option Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Purchase Option Warrants underlying the Purchase Option Units, of the Company may cause the number of shares of Common Stock underlying the Purchase Option Units, including the Common Stock issuable upon exercise of the Purchase Option Warrants underlying the Purchase Option Units, to exceed the number that remain authorized but unissued.

5. Purchase Option Units. When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option such Purchase Option Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) with respect to the Purchase Option Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Purchase Option Warrants underlying the Purchase Option Units, of the Company may cause the number of shares of Common Stock underlying the Purchase Option Units, including the Common Stock issuable upon exercise of the Purchase Option Warrants underlying the Purchase Option Units, to exceed the number that remain authorized but unissued.

6. Purchase Option Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, and when the Purchase Option Shares are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, the Purchase Option Shares will be validly issued, fully paid and non-assessable.

7. Purchase Option Warrants. When the Registration Statement becomes effective under the Act and when the Purchase Option Warrants underlying the Purchase Option Units are issued, delivered and paid for as part of the Purchase Option Units, as contemplated by the Registration Statement, such Purchase Option Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Purchase Option Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Purchase Option Warrants, of the Company may cause the Purchase Option Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price will not be adjusted to an amount below the par value per share of the Common Stock.

7. Representative Shares. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the Representative Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units, the Warrants, the Purchase Option, the Purchase Option Shares and the Purchase Option Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP